SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FENTURA FINANCIAL, INC.
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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[ X ] No fee required
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FENTURA FINANCIAL, INC. 175 North Leroy Street P.O. Box 725 Fenton, Michigan 48430

        The Fentura Financial, Inc. 2004 Annual Shareholders Meeting will be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, Tuesday, April 27, 2004, at 7:00 p.m. for the following purposes:

1.	To elect three directors; and

2.	Transact any other business that may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on March 12, 2004, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Ronald L. Justice Ronald L. Justice Secretary

Fenton, Michigan
March 29, 2004

IMPORTANT

All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy form, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

PROXY STATEMENT

FENTURA FINANCIAL, INC.
175 North Leroy Street
P.O. Box 725
Fenton, Michigan 48430
Telephone: (810) 750-8725

ANNUAL MEETING OF SHAREHOLDERS

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fentura Financial, Inc. (the “Corporation”) to be voted at the annual meeting of its shareholders to be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, on Tuesday, April 27, 2004, at 7:00 p.m., Fenton time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 29, 2004.

        If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation’s shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors. The Corporation’s management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation’s management.

        Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

        Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation’s stock. The Corporation will pay all expenses of soliciting proxies.

Boards of Directors

        The names of Directors of the Corporation and its two subsidiary banks, The State Bank and Davison State Bank are set forth below.

FENTURA FINANCIAL, INC.
BOARD OF DIRECTORS

Donald L. Grill
  President & CEO
  Fentura & The State Bank

Peggy L. Haw Jury
  CPA, CFE, Chair BKR
  Dupuis & Ryden, P.C.

J. David Karr
  Attorney

Thomas P. McKenney
  Attorney

Thomas L. Miller
  President, TMI, Inc.

Brian P. Petty
  Owner & President
  Fenton Glass Service, Inc.

Ian W. Schonsheck
  President, Schonsheck, Inc.

Forrest A. Shook
President, NLB Corporation	THE STATE BANK
BOARD OF DIRECTORS

Louis O. Blessing
  President, Blessing Plumbing &
  Heating, Inc.

Donald L. Grill
  President & CEO
  Fentura & The State Bank

Mark T. Hamel
  Owner, The French Laundry

John Mansour
  President,
  J.M. Developments, Inc.

James T. Peabody
  Partner, Smith-Peabody-
  Stiles-Insurance Agency

Brian P. Petty
  Owner & President
  Fenton Glass Service, Inc.

Janis L. Rizzo
  Controller, McLaren
  Health Care Corporation

Roger L. Sharp
  President, Sharp Funeral
Home, Inc.	DAVISON STATE BANK
BOARD OF DIRECTORS
Thomas G. Donaldson, Retired
  Former CFO, McLaren Health
  Care Corporation
Kenneth R. Duetsch
  Broker, Red Carpet Keim-
 Davison
John A. Emmendorfer, Jr.
  President & CEO
  Davison State Bank
David H. Fulcher
  President, The Fulcher
  Companies, Inc.
Donald L. Grill
  President & CEO
  Fentura & The State Bank
Kevin M. Hammer
  Senior Vice President
  Davison State Bank
Peggy L. Haw Jury
  CPA, CFE, Chair BKR
  Dupuis & Ryden, P.C.
J. David Karr
  Attorney

Craig L. Stefanko
  Partner of DCC Development, Minto
Brothers Construction, and
Lippincott Properties

William J. Zirnhelt
  Business Manager, St. John the
Evangelist Church of Davison

2004 ELECTION OF DIRECTORS

        The only matter scheduled to be considered at the annual meeting will be the election of three persons to the Board of Directors of the Corporation. The Corporation’s Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes expire. Directors are elected for a three (3) year term. The directors whose terms expire at the annual meeting (“Class I Directors”) are J. David Karr, Thomas P. McKenney, and Brian P. Petty. The Board has nominated these same individuals for reelection as Class I Directors. If elected, the terms of these directors will expire at the 2007 annual meeting of shareholders.

        Except for those individuals nominated by the Board of Directors, no persons may be nominated for election at the 2004 annual meeting. The Corporation’s Bylaws require at least 120 days prior written notice of any other proposed shareholder nominations and no such notice has been received.

        The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named.

        A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker nonvotes, and other shares not voted will not be counted as shares voted.

      The Nomination Process

        Director nominees are considered and must be recommended to the full Board by the Director Selection Committee, each of whom is independent under SEC and NASDAQ Standards. When considering a potential candidate for membership on the Corporation’s Board, the Committee seeks to identify candidates who will meet the challenges and needs of the Board. The Committee considers, among other qualifications, demonstrated character and judgment, diversity, geographic representation, professional credentials, recognition in the marketplace, and experience in business and the financial industry. There are no differences in the manner in which the Committee evaluates a candidate that is recommended for nomination for membership on the Corporation’s Board by a shareholder. As noted, the Board has not received any recommended nominations from any of the Corporation’s shareholders in connection with the Annual Meeting.

        The Committee will consider shareholder nominations for directors submitted in accordance with the procedure set forth in Article III, Section 15(c) of the Corporation’s Bylaws. The procedure provides that a notice relating to the nomination must be given in writing to the Corporation not later than one hundred twenty (120) days prior to the annual meeting. Such notice must contain identification information, business experience and background information with respect to the proposed nominee and contain information with respect to the proposed nominee’s share ownership.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ELECTION OF ALL NOMINEES AS DIRECTORS

STOCK OWNERSHIP INFORMATION

Stock Ownership Of Directors, Executive Officers And Certain Major Shareholders

        At the close of business on March 12, 2004, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 1,879,585 shares of its common stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

        In general, “beneficial ownership” includes those shares a Director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of the Corporation’s Directors and executive officers named in the summary compensation table below and those shareholders who hold more than 5% of the total outstanding shares as of March 12, 2004.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent Of Outstanding(2)
Donald L Grill (Director, Executive Officer)
Peggy L Haw Jury (Director)
Ronald L Justice (Executive Officer)
J David Karr (Director)
Douglas J Kelley (Executive Officer)
Thomas P McKenney (Director)
Thomas L Miller (Director)
Brian P Petty (Director)
Robert E Sewick (Executive Officer)
Ian W Schonsheck (Director)
Forrest A Shook (Director)
Donald E Johnson, Jr(6)
Linda J Lemieux(6)
Mary Alice Heaton(6)
Directors and Executive Officers
as a group (11 persons)	6,085. 1,362. 175. 1,682. 110. 5,509. 166. 12,191. 1,151. 166. 23,796. 195,688. 103,258. 101,483. 52,398.	3875 (3)(5) 7998 (3) 0722(3)(5) 6257 (3) 0000 9270 (3)(4) 8938 7343 (3)(4) 000 (5) 8938 0894 (3)(4) 000 000 000 4235	1. 10. 5. 5. 2.	* * * * * * * * * * 27% 41% 49% 40% 79%

(1)	The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power. Also includes shares that may be acquired pursuant to stock options that are exercisable within 60 days.
(2)	The symbol * shown in this column indicates ownership of less than 1%.
(3)	Ownership and voting rights of all shares are joint with spouse or individually held, except that Mr. Shook beneficially owns 3,629 shares through his business NLB Corporation.
(4)	Includes 2,226 shares that may be acquired pursuant to stock options that are exercisable within 60 days.
(5)	Includes 252 shares for Mr. Grill, 77 shares for Mr. Justice, and 251 shares for Mr. Sewick that may be acquired pursuant to stock options that are exercisable within 60 days.
(6)	Each person’s address is: SNB Trust Operations, 101 North Washington Avenue, Saginaw, Michigan 48607

THE CORPORATION’S BOARD OF DIRECTORS

        Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.

Nominees for 3-Year Terms Expiring 2007

        Brian P. Petty, age 47, was appointed a Director of the Corporation effective September 26, 2002, to fill the remaining term of Mr. David A. Duthie who resigned from the Board in September of 2002. Mr. Petty has served as a Director of The State Bank since January of 1994 and has served as Chairman since 2003. Mr. Petty previously served as a Director of the Corporation from March of 1995 to December of 2000. Mr. Petty is a Class I Director. Mr. Petty is the owner and President of Fenton Glass Service, Inc., which sells and installs glass for automobile, residential, industrial and specialty uses.

        J. David Karr, age 65 serves as a Director and Chairman of Davison State Bank and was appointed as a Director of the Corporation effective January 2001 and was elected by the shareholders at the 2001 annual meeting. Mr. Karr is a Class I Director. Mr. Karr is an attorney with a private practice located in Davison, Michigan.

        Thomas P. McKenney, age 51, has been a Director of the Corporation since 1992 and a Director of The State Bank since 1991 and served as Chairman of The State Bank’s Board from 2001 to 2003. Mr. McKenney was appointed Vice Chairman of the Corporation in May 2003. Mr. McKenney is a Class I Director. Mr. McKenney is an attorney with a private practice located in Bloomfield Hills, Michigan.

Directors with Terms Expiring 2006

        Forrest A. Shook, age 61, has been a Director since 1996 and served as Vice Chairman of the Board of Directors of the Corporation from 1997 to May 2003. Mr. Shook was appointed Chairman of the Board of Directors of the Corporation in May 2003. He was a member of The State Bank Board from 1996 through 2000 and served as it’s Vice Chairman from 1997 through 2000. Mr. Shook is a Class III Director. Mr. Shook is the founder and President of NLB Corporation located in Wixom, Michigan. NLB Corporation manufactures high-pressure pumps that are used around the world in many applications.

        Donald L. Grill, age 56, has been a Director since 1996. Mr. Grill is a Class III Director. Mr. Grill joined the Corporation as President and Chief Executive Officer in late 1996. From 1976- 1983, Mr. Grill was employed by Chemical Bank-Key State in Owosso, Michigan. From 1983-1996, Mr. Grill was employed by First of America Bank Corporation and served as President and Chief Executive Officer of First of America Bank-Frankenmuth.

Directors with Terms Expiring in 2005

        Peggy L. Haw Jury, age 52, has served as a Director of Davison State Bank and the Corporation since January of 2001. Ms. Haw Jury is a Class II Director. She is a Certified Public Accountant and a principal and Chair of the Board of the CPA firm BKR Dupuis & Ryden. Since 1996, Ms. Jury has also been a partner in a financial advisory services business, D&R Financial Services, LLC.

        Thomas Lynn Miller, age 54, was appointed as a Class II Director of the Corporation on June 26, 2003. He is the President and founder of TMI, Inc. headquartered in Grand Blanc, Michigan, a company that specializes in the design and fabrication of large air handling units for various industrial applications.

        Ian W. Schonsheck, age 50, was appointed as a Class II Director of the Corporation on June 26, 2003. He is the President of Schonsheck, Inc., a company he founded in 1985. Schonsheck, Inc. is a southeast Michigan based design, construction and land development company that specializes in industrial and commercial buildings, expansions and renovations.

Independence of Directors and Attendance at Meetings

        The Board of Directors of the Corporation is composed of a majority of independent directors (as independence is defined in the NASD Listing Standards). During the fiscal year ended December 31, 2003, the Board of Directors of the Corporation held a total of eleven (11) regular meetings and one (1) special meeting. Various committees of the Board held meetings as needed during the year. Each director attended at least seventy-five percent (75%) of the total meetings of the Corporation and Affiliate Bank Boards of Directors and meetings of the committees on which he or she served. The Corporation also encourages all members of the Board to attend the Corporation’s annual meeting of shareholders each year. All members of the Board of Directors of the Corporation attended the Corporation’s 2003 annual meeting.

Communication With the Corporation’s Board of Directors

        Shareholders may communicate with members of the Corporation’s Board by mail addressed to the Board of Directors, a specific member of the Board, or to a particular committee of the Board at 175 North Leroy Street, P.O. Box 725, Fenton, Michigan 48430-0725.

Director Compensation

        The Corporation and Affiliate Bank outside directors are compensated in three ways: cash retainer fees, stock options and participation in stock purchase plans. Each director of the Corporation is paid a $9,000 annual retainer fee. The Chairman of the Board receives an additional annual $2,000 retainer fee. Directors of the Corporation who also serve on Affiliate Bank Boards do not receive additional compensation because of their Affiliate Bank Board service, even though a portion of their total compensation may be internally expensed through the Affiliate Bank.

        Stock option grants are available to directors who are not employees of the Corporation under the 1996 Non-employee Director Stock Option Plan. However, no options were granted to directors during the year 2003. Exercisable stock options issued in prior years are included in the table and footnotes which appear on page 4.

        Directors of the Corporation and the Affiliate Banks may also use director cash retainer fees to purchase shares of the Corporation issued by the Corporation at fair market value under the Corporation’s Director Stock Retainer Plan. Directors may also use other personal funds to purchase shares of the Corporation at fair market value from the Corporation under the Corporation’s Director Stock Purchase Plan. No more than 4,594 shares in total may be purchased each year under the Director Stock Retainer Plan and no more than 10,560 shares in total may be purchased each year under the Director Stock Purchase Plan.

Code of Ethics

        The Corporation’s Board of Directors adopted a Code of Ethics on March 27, 2003. The Code details principles and responsibilities governing professional and ethical conduct for all Corporation Directors and Executive Officers. The Code is filed as an exhibit to the Corporation’s 2002 annual report on Form 10-K. Any changes or waivers to the Code of Ethics will be promptly disclosed in our SEC filings.

Committees of The Corporation Board

        The Corporation maintains the following standing committees: Executive, Forward Planning, Director Selection, Audit, and Compensation/ESOP.

Executive Committee

        The Executive Committee, which met four (4) times in 2003, consists of Messrs. Grill, McKenney, and Shook. This Committee reviews in depth the status and progress of various projects, management activities and the Corporation’s financial performance. As necessary, it provides guidance and makes recommendations to management and/or the Board of Directors.

Forward Planning

        The Forward Planning Committee consists of Messrs. Grill, Miller, and Schonsheck. This Committee evaluates and recommends strategic initiatives and alternatives to guide the future performance and direction of the Corporation. All Forward Planning matters during 2003 were considered by the full Board at regular Board meetings.

Director Selection

        The Corporation’s Director Selection Committee consists of Ms. Haw Jury and Messrs. McKenney and Shook. This Committee coordinates the process of identifying, interviewing and recommending new director candidates. In reviewing director selections, the Committee will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed to the Secretary of the Corporation. During 2003, all Committee deliberations were considered by the full Board at regular Board meetings.

Audit Committee

        The Coporation’s Audit Committee consists of Ms. Haw Jury and Messrs. Karr and Miller. The Audit Committee oversees the Corporation’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; appoints and approves the compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the auditors to perform the internal audit functions and services which the independent auditors are not permitted to perform; reviews the financial statements to be included in the Corporation’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Corporation’s quarterly financial statements.

        Ms. Haw Jury has been designated by the Board as the Audit Committee’s financial expert. Ms. Haw Jury is independent of management, as such term is used in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        The Audit Committee is guided by an Audit Committee Charter, a copy of which is attached to this Proxy Statement. All of the members of the Audit Committee are independent, as defined in Rule 4200(a) of the NASD Listing Standards. During 2003, the Audit Committee held five (5) meetings. On March 25, 2004, the Audit Committee submitted to the Board the following report:

Audit Committee Report

        We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2003.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Form 10-K for the year ended December 31, 2003.

Respectfully submitted, Peggy L. Haw Jury J. David Karr Thomas L. Miller

Compensation/ESOP Committee

        The members of the Compensation/ESOP Committee are Messrs. Karr, Petty and Shook. This Committee oversees the administration of the Corporation’s compensation and benefit programs. The performance of the CEO and all Compensation/ESOP Committee items were reviewed by the committee and approved by the full Board.

Report on Compensation/ESOP Committee

        The Corporation and Affiliate Bank Boards use compensation programs based on the following compensation principles: to provide the level of total compensation necessary to attract and retain quality employees at all levels of the organization; compensation is linked to performance and to the interests of shareholders; incentive compensation programs recognize both individual and corporate performance; and compensation balances rewards for short-term and long-term results.

        The Corporation and the Affiliate Banks provide a comprehensive compensation program that is both innovative and competitive in order to attract and retain qualified talent. The Affiliate Banks through their Compensation Committees review market data in order to assess the Affiliate Banks’ competitive position and each component of compensation including base salary, annual incentive and long-term incentive compensation.

        Donald L. Grill became President and Chief Executive Officer of the Corporation and The State Bank in December of 1996 and is evaluated annually as to his personal performance, and regarding his role in directing the Corporation’s performance. The full Corporation Board annually reviews Mr. Grill’s performance. The Board considers Bank performance, community involvement and director/chairman communication, along with employee assessments gathered by the Human Resources Department in evaluating Mr. Grill’s performance.

Respectfully submitted, Year 2003 Compensation/ESOP Committee Peggy L. Haw Jury Brian P. Petty Forrest A. Shook

COMPENSATION/ESOP COMMITTEE INTERLOCKS

        The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Corporation, former officers of the Corporation or its subsidiaries or had any relationship otherwise requiring disclosure here.

EXECUTIVE COMPENSATION

        During 2003, the Corporation did not compensate any of its Executive Officers, each of whom was also an Executive Officer of one of the Affiliate Banks and is paid for services by an Affiliate Bank. The following table shows the compensation for services to Affiliate Banks of Affiliate Bank executive officers who received cash compensation in excess of $100,000 for the year 2003.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	All Other Compensation(2)
Donald L. Grill	2003	$208,957	$33,650	-	$11,538
President	2002	198,739	17,576	9,000	9,724
Chief Executive Officer	2001	192,610	46,979	9,550	11,168
of the Corporation and
The State Bank
Ronald L. Justice	2003	$107,830	$12,865	-	$6,650
Senior Vice President	2002	99,000	7,823		6,135
Secretary	2001	95,400	17,545	-	7,137
Senior Retail Officer of
The State Bank
Robert E. Sewick	2003	$134,431	$10,911	-	$8,980
Senior Vice President	2002	126,400	9,680		8,029
and Senior Loan	2001	123,600	25,451	-	8,462
Officer of The State
Bank

(1)	Includes fees paid to Mr. Grill for his service as a director. Inside Director fees were eliminated effective December 31, 2002.
(2)	The column of “All Other Compensation” consists of Employer’s 401k and ESOP contribution(s).

Stock Option Information

        The Corporation’s 1996 Employee Stock Option Plan permits the grant of stock options to the officers and other key employees of the Corporation and its subsidiaries. Stock options are believed to help align the interests of employees with the interests of shareholders by promoting stock ownership by employees and rewarding them for appreciation in the price of the Corporation’s stock.

        The following tables contain information concerning stock options granted during 2003 to and retained by the named executives of the Corporation at December 31, 2003. None of the named executives exercised any stock options during the year 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise Price(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Donald L. Grill	1,650	11.32%	31.14	2013	$32,313	$81,888
Ronald L. Justice	880	6.04%	31.14	2013	$17,234	$43,674
Douglas J. Kelley	495	3.40%	31.14	2013	$9,694	$24,566
Robert E. Sewick	990	6.79%	31.14	2013	$19,388	$49,133

YEAR END OPTION VALUES

Donald L. Grill Ronald L. Justice Douglas J. Kelley Robert E. Sewick	Number of Shares Underlying Unexercised Options at Year End(1) Exercisable/Unexercisable 252/4,392 77/1,823 0/495 251/2,358	Value of Unexercised In-the-Money Options at Year End Exercisable/Unexercisable $0/$18,440 $0/$6,604 $0/$153 $0/$9,358

(1)	The numbers have been adjusted in accordance with the stock option plan to reflect stock dividends and stock splits.
(2)	The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. The right to exercise each option vests as to one-third of the shares covered by the option on the third, fourth and fifth anniversary of the date of grant.
(3)	These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Corporation’s common stock. The amounts realized, if any, may be more or less than the amounts reflected in the table.

RETIREMENT AND CHANGE IN CONTROL ARRANGEMENTS

Retirement Plans

      Supplemental Executive Retirement Plan

        The Corporation and The State Bank have established a Supplemental Executive Retirement Plan (SERP) for key executives. The plan is designed to encourage executives to remain long term employees of the Corporation and The State Bank, and to provide the executive with supplemental retirement income. Unfunded plan benefits are accrued based on participant longevity and the Corporation’s return on equity. In 2003, the SERP accrued $23,983 on behalf of Donald L. Grill and $10,010 on behalf of Robert E. Sewick. The SERP target retirement benefit is an annual retirement payment equal to a percentage of the executive’s projected final salary, 25% for Mr. Grill and 20% for Mr. Sewick. Estimated annual benefits payable over a period of 15 years following retirement at age 65 are $62,853 for Mr. Grill and $35,056 for Mr. Sewick. The retirement benefits accruing on behalf of the executives are backed by prepaid life insurance policies. The Corporation plans to use the investment earnings on these policies to pay all or part of the annual costs for the SERP.

      Split-Dollar Retirement Plan

        The Corporation and the Affiliate Banks have established a Split Dollar Supplemental Retirement Plan (the “Split Dollar Plan”) for key executives not covered under the SERP. The plan is designed to encourage executives to remain long term employees of the Corporation and the Affiliate Banks, and to provide the executive with supplemental retirement income. The plan is a life insurance backed product that allows participants to direct the investment of funds through various investment vehicles. Upon retirement, the executives who participate in the plan receive the earnings from funds invested on their behalf and the invested funds are returned to their employer. No contributions were made during the year because of the uncertain impact on the plan as a result of the Sarbanes Oxley Act of 2002. Management contemplates replacing the plan with an alternative qualified retirement plan.

      Qualified Retirement Plans

        The Corporation and the Affiliate Banks offer two separate qualified retirement plans, the first of which is the Employee Stock Ownership Plan (ESOP) and the second is a 401k profit sharing plan. The ESOP is one hundred percent funded by Affiliate Banks. Based on particular Affiliate Bank’s earnings the Board approves an amount to be distributed into eligible participants accounts. In order to promote longevity with the Affiliate Banks, this plan includes a vesting schedule of seven years before a participant is fully vested. The 401k profit sharing plan allows participants to defer compensation, before taxes, in order to invest in various investment vehicles. Participants also receive a corporate match of 100% up to a maximum of 3% and 50% of the next 2% (participants are allowed to defer up to 15%).

      Severance Agreements

        The Corporation and The State Bank have entered into a Severance Compensation Agreements with each of Messrs. Grill, Justice and Sewick. Under this agreement, if a “change in control” (as defined in the agreement) occurs while the Executive is an employee of the Corporation or The State Bank, and if within five years thereafter the Executive’s employment is terminated by either of them without “cause,” by the Executive for “good reason,” or by either party because of the Executive’s death or “disability” (in each case, as such terms are defined in the agreements), then the Corporation and The State Bank are required to pay the Executive an annual amount equal to 50% of the highest amount of the Executive’s “annual compensation” (as defined in the agreement) in the five preceding calendar years, for a period of five years after the termination date (or until the first day of the month immediately preceding the

Executive’s “normal retirement date.” if earlier). If the Executive dies after this payment obligation begins, or if the Executive so elects, the Corporation and The State Bank will be obligated to make a lump sum payment of these payments, discounted to the then present value using a 10% per year discount rate. In addition, the Corporation and The State Bank are required to provide the Executive with hospital and medical coverage for the full “COBRA” period. However, if the payments exceed the ceiling amount for deductibility under Section 280G of the internal Revenue Code of 1986 (generally, three times the Executive’s annual compensation), then the payments shall be reduced to the maximum amount allowable under Section 280G.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Consolidated financial statements of the Corporation for the year ended December 31, 2003, have been examined by Crowe Chizek and Company LLC, independent public accountants. A representative of Crowe Chizek and Company is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Corporation’s Audit Committee selects the Corporation’s auditors before the end of each calendar year.

Fees Paid to Independent Accountants

	2003	2002

Audit Fees	$61,750	$64,320
Audit-related Fees	$16,250	$0
Tax Fees	$18,350	$11,700
All Other Fees	$0	$6,500

        The amounts shown for “Audit-related Fees” related to consultation with management regarding accounting and transaction matters pertaining to the Corporation’s pending acquisition of West Michigan Financial Corporation

        The amounts shown for “Tax Fees” were for corporate tax compliance, tax advice and tax planning services.

        The amounts shown for “All Other Fees” in 2002 include fees associated with an asset liability management informational presentation to the Board and assisting management in evaluating the new certification requirements and developing procedures to document same.

        The Audit Committee has considered whether the provision of these services is compatible with maintaining our principal auditors’ independence. Following the adoption of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, our independent auditors are proscribed from offering certain services to us. None of those proscribed services were provided to us in 2003. The Corporation’s Audit Committee has concluded that the provision of services covered under the caption “All Other Fees” is compatible with Crowe Chizek and Company LLC maintaining their independence. None of the hours expended on Crowe Chizek and Company LLC’s engagement to audit the Corporation’s consolidated financial statements for the year ended December 31, 2003, were attributed to work performed by persons other than Crowe Chizek and Company LLC’s full-time, permanent employees.

        The Charter of the Audit Committee provides that the Audit Committee will administer the Corporation’s policy regarding the approval of audit and non-audit services. Under that policy, the Audit Committee must pre-approve all engagements of the Corporation’s independent auditors. Before the end of the first quarter of each year, the independent auditors retention to audit the Corporation’s financial statements, including the associated fee, is approved by the Audit Committee. At the same time, the

Audit Committee will evaluate other known potential engagements of the independent auditors, including the scope of the work proposed to be performed and the proposed fees and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditors’ independence from management. At each subsequent meeting of the Audit Committee, the Audit Committee will receive updates on the services actually provided by the independent auditors and management may present additional services for approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that the need arises for pre-approval between Audit Committee meetings. This might occur, for example, if the Corporation was proposing to execute a financing on an accelerated timetable. If the Chairman so approves any such engagements, he is required to report that approval to the full Audit Committee at the next Audit Committee meeting.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The graph compares the cumulative total shareholder return on the Corporation’s common stock for the last five years with the cumulative total return of the Midwest Quadrant Pink Bank Index, published by SNL Financial L.C., and the Nasdaq Market Index assuming a $100 investment at the end of 1998. The Nasdaq Market Index is a broad equity market index. The Midwest Quadrant Pink Bank Index is composed of 67 banks and bank holding companies located in the Midwest and whose shares primarily trade on the Over-the-Counter Bulletin Board.

        Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The graph assumes the investment of $100 in the Corporation’s common stock, the Nasdaq Market Index, and the Midwest Quadrant Pink Bank Index at the market close on December 31, 1998 and the reinvestment of all dividends through the period ending December 31, 2003.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG FENTURA FINANCIAL, INC., NASDAQ MARKET INDEX,
AND MIDWEST QUADRANT PINK BANK INDEX

	Period Ending

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Fentura Financial, Inc.	100.00	90.47	63.82	67.31	94.73	96.87
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Midwest OTC-BB and Pink Banks	100.00	86.48	71.28	65.74	84.32	106.43

Source: SNL Financial LC, Charlottesville, VA

COMPLIANCE WITH SECTION 16 REPORTING

        The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its Directors, Executive Officers and beneficial owners of more than 10% of the Corporation’s common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Corporation believes that during the year ended December 31, 2003, its Directors, Executive Officers and beneficial owners of more than 10% of the Corporation’s common stock have complied with all filing requirements applicable to them, with the exception of late reports by Messrs. Miller, Schonsheck, and Kelley. Messrs. Miller and Schonsheck were appointed to the Board on June 26, 2003. Mr. Miller’s and Mr. Schoensheck’s Form 3 filings were not made until July 10, 2003, as a result of delays in filing procedures as the Corporation made arrangements for the new Section 16(a) filers to file electronically rather than via hard copy. Mr. Kelley was appointed as the Corporation’s chief financial officer in October of 2003, but did not file his Form 3 until March 4, 2004.

OTHER INFORMATION

Annual Report on Form 10K

        The Corporation will provide a copy of its 2003 Annual Report on SEC Form 10K to any shareholder who asks for it in writing, without charge. Please direct your request to our Secretary, Ronald L. Justice, at 175 North Leroy Street, Fenton, Michigan 48430. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The SEC’s web site address is http\\www.sec.gov.

Transactions with Certain Interested Parties

        Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiaries of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiaries of the Corporation. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collection or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and will be subject to approval by a majority of the Corporation’s independent, outside disinterested directors.

Shareholder Proposals

        An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2005 Annual Meeting of Shareholders must notify the Corporation’s Secretary by delivering a copy of the proposal to the Corporation’s offices no later than November 30, 2004. If a shareholder notifies the Corporation after forty-five (45) days before the first anniversary of the date on which this Proxy Statement is first mailed of an intent to present a proposal at the 2005 annual meeting of shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

Expenses of Solicitation

        The Corporation pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by the Corporation’s officers and employees without additional compensation. The Corporation pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Ronald L. Justice

Ronald L. Justice
Secretary

Dated: March 29, 2004

See enclosed voting (proxy) form please sign and mail promptly.

FENTURA FINANCIAL, INC.

AUDIT COMMITTEE CHARTER

ROLE OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity and accuracy of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Corporation’s internal audit function and independent auditor and (5) the integrity and effectiveness of the Corporations system of internal controls. The role of the Audit Committee also includes encouragement of strong, positive working relationships and free and open communication among the directors, the independent auditor, the internal auditors, counsel and the Corporation’s management.

COMMITTEE COMPOSITION

•	The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Corporation that may interfere with the exercise of their independence from management, and the Chairperson from each subsidiary bank Audit Committee as exoficio members. References to “Corporation” in this Charter shall refer to the Corporation and all of its subsidiaries.

•	The Board of Directors shall make determinations of independence with respect to possible appointees and shall appoint the members of the Audit Committee and its Chairman annually at its organizational meeting. The Board shall apply the rules and restrictions of the Securities and Exchange Commission relating to independence and consider employment, officer, business, family and other relationships in making such determinations and appointments.

•	Each member of the Audit Committee shall be financially literate; as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. Financial literacy includes a working familiarity with basic financial and accounting practices.

•	The Chairman of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment, and as required by the Sarbanes-Oxley Act.

•	The Audit Committee shall cause to be filed with the New York Stock exchange annually after the Board of Directors appoints the Audit Committee, and at any time when the composition of the Audit Committee changes, a Written Affirmation in the form required by the Securities and Exchange Commission.

AUDIT COMMITTEE MEETINGS

•	The Audit Committee shall hold at least four regular meetings annually, and shall meet more frequently as deemed necessary to fulfill the responsibilities prescribed in this Charter or by the Board of Directors. Special meetings of the Committee may be called by the Chairman of the Audit Committee.

•	The Chairman of the Committee shall consult quarterly with the independent auditor and management of the Corporation in separate executive sessions to discuss any matters that the Committee or each such group or person believes should be discussed privately.

•	The Committee shall request that members of management, counsel, the Internal Audit function and the Corporation’s independent auditor, if applicable, participate in Committee meetings, as deemed appropriate by the Committee. Periodically and at least annually the Committee shall meet in private session with only Committee members present.

•	The Committee shall periodically report on its meetings and other activities to the Board of Directors, shall keep accurate minutes of its meetings and shall present such minutes to the Board of Directors for its approval.

RESPONSIBILITIES AND DUTIES

CHARTER/REPORT

•	The Audit Committee Charter and any revisions thereto shall be approved by the Board of Directors.

•	The Audit Committee shall review and reassess the adequacy of the Audit Committee Charter on an annual basis, or more frequently as needs dictate, and recommend to the Board of Directors any revisions considered appropriate.

•	The Audit Committee Charter shall be included as an appendix to the Corporation’s proxy statement in accordance with the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rules and regulations may be modified or supplemented from time to time (“SEC Rules”).

•	The Committee shall prepare and publish in the Corporation’s proxy statement an Audit Committee Report as, and when required, by SEC Rules.

•	The Committee in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.

INDEPENDENT AUDITOR AND OTHER INDEPENDENT ACCOUNTS

The independent auditor for the Corporation is accountable to the Board of Directors and the Audit Committee of the Corporation.

The Audit Committee shall:

•	Have sole authority over the appointment, retention, discharge or replacement of the independent auditor, and the approval of all audit engagement fees and terms.

•	Receive and discuss with management and the independent auditor the letter from the independent auditor regarding the auditor’s independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as such Standard may be modified or supplemented from time to time.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation.

•	Periodically and at least annually, evaluate and discuss with the independent auditor such auditor’s independence, effectiveness and performance, including the experience and qualifications of the senior members of the independent auditor team and any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

•	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or the independent auditor on a regular basis.

•	Present its conclusions regarding its evaluation of the independent auditor to the Board of Directors and recommend to the Board any appropriate action to satisfy the Committee and/or the Board of the qualifications, performance and independence of the independent auditor.

•	Approve the audit plan and the scope of the audit on an annual basis or as otherwise necessary, and approve any modifications thereto.

•	Have sole authority over the engagement of the independent auditor to perform significant non-audit services, and the approval of all fees associated with such engagement.

•	Review the extent to which independent public accountants other than the principal independent auditor are used by the Corporation and the rationale for such use.

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor who were engaged on the Corporation’s account.

INTERNAL AUDITORS

The Audit Committee shall:

•	Review and approve the appointment, replacement, reassignment, or dismissal of the firm performing the internal audit duties and periodically and at least annually review the performance of this firm.

•	At least annually review and approve the internal audit plan, and periodically ensure adequate resources are available to execute the plan.

•	Review the results of completed internal audits with the firm performing the internal audit duties and monitor corrective actions taken by management, as deemed appropriate.

•	Review with the independent auditor its assessment of internal audit function practices and objectivity.

FINANCIAL REPORTING AND RISK CONTROL

The Audit Committee shall:

•	Review the coordination of audit efforts of the firm performing the internal audit duties and the independent auditor to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	Review and discuss with management and the independent auditor the audited financial statements of the Corporation, including management’s discussion and analysis.

•	Review and discuss with management and the independent auditor of the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

•	Review with the independent auditor the independent auditor’s evaluation of the Corporation’s financial, accounting and internal audit personnel, and the cooperation received by the independent auditor during the course of the audit.

•	Review any significant disagreement between management and either the independent auditor or the internal audit provider in connection with the preparation of the financial statements.

•	Discuss with management and the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

a)	the adoption of, or changes to, the Corporation’s significant accounting principles or financial reporting policies;

b)	the management letter provided by the independent auditor and management’s response to that letter; and

c)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information.

•	Review (a) the accounting treatment accorded significant transaction, (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet structures of the financial statements of the Corporation and (d) the Corporation’s use of reserves and accruals, as reported by management and the independent auditor.

•	Discuss with the independent auditor and management the auditor’s judgments about the quality and acceptability of the Corporation’s accounting principals as applied in its financial reporting. If the independent auditor identifies any matters relating to such quality and acceptability in connection with its review of financial information, the Audit Committee shall receive from the independent auditor or management communication about such matters.

•	Review with the independent auditors and the Corporation’s internal audit provider the adequacy and effectiveness of the accounting and financial controls of the Corporation.

•	Make recommendations to the Board of Directors as to whether the audited financial statements should be included in the Corporation’s Annual Report on form 10-K for the last fiscal year for filing with the securities and Exchange Commission.

•	Receive from management and the independent auditor timely analysis of significant current financial reporting issues.

•	Review of Affiliate Bank’s controls.

•	Review with management, the external internal audit provider and the independent auditor the Corporation’s financial risks, the Corporation’s risk management process, any major issues as to the adequacy of the Corporation’s internal controls, and any special audit steps adopted in light of any material control deficiencies.

•	Discuss with management the Corporation’s earnings press releases, including the use of “pro foma” or adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

ETHICAL AND LEGAL COMPLIANCE AND OTHER RESPONSIBILITIES

The Audit Committee shall:

•	Establish, review and update (or cause management to update) periodically a Code of Ethics and assure that management has established a system to enforce the Code.

•	Review reports concerning compliance of the Corporation’s directors, management, associates and others to whom the Code applies.

•	Review the results of the internal audit function annual audit of corporate officer expenses and executive benefits.

•	Review with the Corporation’s outside counsel legal compliance matters and any legal matter that could have a significant impact on the corporation’s financial statements.

•	Conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities, and retain independent advisors at the expense of the Corporation, when needed, to assist in the conduct of any investigation.

•	Annually evaluate its own performance.

•	Establish appropriate processes and procedures surrounding the receipt, retention, and treatment of complaints received by the Corporation.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, the independent auditor and the internal audit provider.

Fentura Financial, Inc. P.O. Box 725 Fenton, Michigan 48430-0725	This Proxy is solicited on behalf of the Board of Directors

PROXY

        The undersigned hereby appoints Peggy Haw Jury and Thomas L. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Fentura Financial, Inc. held of record by the undersigned on March 12, 2004 at the annual meeting of shareholders to be held April 27, 2004 and at any adjournment thereof.

1.	In the election of three directors (Class I), each to be elected for a term expiring in 2007.

[ ]	FOR the nominees listed below	[ ]	WITHHOLD AUTHORITY to vote for the nominees listed below

J. David Karr      —      Thomas P. McKenney      —      Brian P. Petty

      (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list above.)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
If no direction is made, this Proxy will be voted FOR all nominees listed in No. 1.

I plan to attend the Annual Meeting If jointly held, please indicate the number of persons attending	Yes_______ No________ ______________________

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature if held jointly

Dated: __________________________________, 2004

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.